Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 (Amendment No. 1) of our report dated March 2, 2023, with respect to the consolidated financial statements of The Community Financial Corporation, included in The Community Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to our firm under the caption "Experts" in this registration statement.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Tysons, Virginia
May 4, 2023